EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2019-BNK24 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as General Master Servicer, National Cooperative Bank, N.A., as NCB Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as General Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the Park Tower at Transbay Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Park Tower at Transbay Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Park Tower at Transbay Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Park Tower at Transbay Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Park Tower at Transbay Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Park Tower at Transbay Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Park Tower at Transbay Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Jackson Park Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the Jackson Park Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Jackson Park Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Jackson Park Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Jackson Park Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Jackson Park Mortgage Loan, KeyBank National Association, as Primary Servicer for the Parklawn Building Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Parklawn Building Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Parklawn Building Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Parklawn Building Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Parklawn Building Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the ILPT Industrial Portfolio Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the ILPT Industrial Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the ILPT Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the ILPT Industrial Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the ILPT Industrial Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the ILPT Industrial Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the ILPT Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 55 Hudson Yards Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 55 Hudson Yards Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 55 Hudson Yards Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 55 Hudson Yards Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 55 Hudson Yards Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 55 Hudson Yards Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Giant Anchored Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Giant Anchored Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Giant Anchored Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Giant Anchored Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Giant Anchored Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Giant Anchored Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Giant Anchored Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Giant Anchored Portfolio Mortgage Loan.

Dated: March 23, 2020

/s/ Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)